UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                                     OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): MARCH 23, 2005

                                RAMP CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

                  0-24768                           84-1123311
         (Commission File Number)                (I.R.S. Employer
                                               Identification Number)

                                 (212) 440-1500
              (Registrant's Telephone Number, Including Area Code)

                  33 MAIDEN LANE, NEW YORK, NY              10038
            (Address of Principal Executive Offices)      (Zip Code)

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 3.02         UNREGISTERED SALES OF EQUITY SECURITIES

     On March 23, 2005, in connection with the settlement of a dispute in mediation, the registrant entered into a settlement agreement in principle with certain individuals. Under the settlement agreement, in order to satisfy obligations owed by the registrant to the individuals in the aggregate amount of $75,000, the registrant agreed to issue to such individuals an aggregate of 41,667 restricted shares (the "Shares") of its common stock, par value $.001 per share, which shares may be sold by such individuals following registration of such shares during a 15 business day trading period. In order to secure the obligations, the registrant agreed to deposit the amount of $75,000 due and owing to it from a third party in an escrow account. The escrow account shall be utilized to satisfy any amounts still due and owing to the individuals following the sale of the Shares, less an amount of $25,000 payable from the escrow account to a third party. Following all disbursements from the escrow account, the parties will execute mutual releases and file stipulations to dismiss any pending action with prejudice. The registrant has agreed to register the Shares with the Securities and Exchange Commission as soon as possible but not later than April 30, 2005. The sale was made pursuant to an exemption from registration requirements under Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended.

                                   SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on March 29, 2005.


                                                 RAMP CORPORATION

                                                 /s/ Ron Munkittrick
                                                 -------------------------------
                                                 By:  Ron Munkittrick
                                                 Its: Chief Financial Officer

Date: March 29, 2005